Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS

WASHINGTON, D.C. – February 28, 2019 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter and full year ended December 31, 2018.

Highlights for the Quarter Ended December 31, 2018:

•	Net income of $0.6 million, or $0.01 per share on a fully diluted basis
•	FFO of $21.7 million, or $0.31 per share on a fully diluted basis
•	FFO, as Adjusted of $20.1 million, or $0.29 per share on a fully diluted basis
•	CAD of $17.3 million
•

Completed the acquisition of three of the remaining six properties in the Company’s previously announced 14-property portfolio acquisition, representing an aggregate of 90,688 square feet, for a combined purchase price of approximately $33 million

•	Completed the acquisition of the 83,676-square foot Department of the Treasury facility in Birmingham, Alabama (“TREAS - Birmingham”)
•	Completed the acquisition of the 50,978-square foot Drug Enforcement Administration (DEA) laboratory located in Upper Marlboro, Maryland (“DEA - Upper Marlboro”)
•	Lease commenced at the newly re-developed 210,373-square foot Federal Emergency Management Agency (FEMA) facility located in Tracy, California (“FEMA - Tracy”).
•	Portfolio occupancy at 100%
•	Amended the Company’s 2016 term loan facility to reduce the interest rate margin applicable to borrowings under the facility and extend the maturity date by six months to March 29, 2024

Highlights for the Year Ended December 31, 2018:

•	Net income of $6.7 million, or $0.11 per share on a fully diluted basis
•	FFO of $73.1 million, or $1.17 per share on a fully diluted basis
•	FFO, as Adjusted of $64.6 million, or $1.03 per share on a fully diluted basis
•	Completed the accretive acquisition of 15 properties with an aggregate purchase price of approximately $410 million
•	Completed the re-development of the 210,373-square foot FEMA facility located in Tracy, California and commenced a brand new, 20-year lease term
•

Completed the Company’s third public offering since its IPO consisting of 20.7 million shares of our common stock, including 7.0 million shares sold on a forward basis. Assuming the physical settlement of the forward shares, the offering is expected to result in a total of $379.0 million of net proceeds, including amounts previously received

•	Issued 1.68 million shares of common stock for approximately $34.1 million of gross proceeds through the Company’s At-the-Market (ATM) Program
•

Amended and restated the Company’s $400.0 million senior unsecured credit facility, increasing total borrowing capacity under the facility by $200.0 million for a total credit facility size of $600.0 million, consisting of (i) a $450.0 million revolving credit facility, and (ii) a $150.0 million term loan facility.  The revolving credit facility also includes an accordion feature that provides the Company with additional capacity, subject to the satisfaction of customary terms and conditions, of up to $250.0 million.

“In 2018 we saw the acquisition of the Company’s largest portfolio to date. This and other accretive acquisitions scaled the Company and contributed to the stated goal of generating long-term distributable cash flow growth backed by the full faith and credit of the U.S. Government,” said William C. Trimble, III, Easterly’s Chief Executive Officer. “We welcomed important new agencies into our growing portfolio while also delivering our first development project since IPO. The pipeline remains robust as we continue to execute on our bullseye acquisition and development strategies.”

Financial Results for the Quarter Ended December 31, 2018

Net income of $0.6 million, or $0.01 per share on a fully diluted basis

FFO of $21.7 million, or $0.31 per share on a fully diluted basis

FFO, as Adjusted of $20.1 million, or $0.29 per share on a fully diluted basis

CAD of $17.3 million

Financial Results for the Year Ended December 31, 2018

Net income of $6.7 million, or $0.11 per share on a fully diluted basis

FFO of $73.1 million, or $1.17 per share on a fully diluted basis

FFO, as Adjusted of $64.6 million, or $1.03 per share on a fully diluted basis

CAD of $54.9 million

Portfolio Operations

As of December 31, 2018, the Company wholly owned 62 operating properties in the United States, encompassing approximately 5.3 million square feet in the aggregate, including 60 operating properties that were leased primarily to U.S. Government tenant agencies and two operating properties that were entirely leased to private tenants. As of December 31, 2018, the portfolio had an average age of 12.5 years, based upon the date the property was built or renovated-to-suit, was 100% occupied, and had a weighted average remaining lease term of 7.6 years.

Acquisitions and Development Activities

In 2018, the Company acquired 15 properties with an aggregate purchase price of approximately $410 million. In addition, the Company delivered one re-development project, which is now an operating property in the Company’s portfolio.

On May 24, 2018, the Company acquired a 56,753-square foot Department of Veterans Affairs (VA) Denver Acquisition and Logistics Center in Golden, Colorado (“VA - Golden”). VA - Golden houses holistic supply chain management for the VA National Hearing Aid and Telehealth Programs and supports VA and U.S. Government agencies with professional acquisition and logistical services. VA - Golden also houses the VA’s only hearing aid repair program, which provides eligibility verification, problem diagnosis, hearing aid programming retrieval, cleaning, repairs, vendor management, and quality control. The renovated-to-suit property was originally constructed in 1996 and fully renovated in 2011 to meet the specific design needs of the VA. The facility is leased to the VA for an initial 15-year lease, which expires in September 2026.

On July 11, 2018 the Company acquired a 90,085-square foot VA Community-Based Outpatient Clinic located in San Jose, California (“VA - San Jose”). VA - San Jose, part of the VA Palo Alto Health Care System, is an outpatient clinic that was completed in the first quarter of 2018. The state-of-the-art facility is leased to the VA for an initial, non-cancelable lease term of 20 years through February 2038. The brand-new advanced facility consists of medical clinic and administrative space distributed over three floors. Services performed at VA - San Jose include primary care, mental health care, women’s health, audiology and speech pathology, podiatry, optometry and dermatology. The VA also promotes the use of group classes and instruction by incorporating state-of-the-art training and patient education spaces throughout the facility.

On September 13, 2018, the Company completed the acquisition of eight of the 14 properties in the Company’s previously announced portfolio acquisition, representing an aggregate of 1,024,026 square feet, for a combined purchase price of approximately $244 million. The properties include:

•	FBI - Pittsburgh, PA

FBI - Pittsburgh serves as one of 56 FBI field offices located throughout the country. The 100,054-square foot facility was built-to-suit for the FBI in 2001 and is 100% leased. This facility oversees operations for nine surrounding resident agencies located throughout Pennsylvania and the entirety of West Virginia.

•	TREAS - Parkersburg, WV

TREAS - Parkersburg, a 182,500-square foot build-to-suit property, was built in multiple phases in 2004 and 2006 and is 100% leased to the General Services Administration (GSA) for the beneficial use of the Bureau of Fiscal Service (BFS). This mission critical agency within the U.S. Department of Treasury has been located in Parkersburg since 1957 and currently occupies three buildings in the vicinity.

•	ICE - Pittsburgh, PA

ICE - Pittsburgh, a state-of-the-art, build-to-suit facility constructed in 2004, is occupied by the U.S. Immigration and Customs Enforcement (ICE), which works to promote homeland security and public safety with respect to border control, customs, trade and immigration for the surrounding Pittsburgh region. The Class A facility houses the Homeland Security Investigations (HSI) division, dedicated to combating criminal organizations illegally exploiting America’s travel, trade, financial and immigration systems. This 33,425-square foot facility is located adjacent to the FBI - Pittsburgh field office and is 76% leased.

•	GSA - Clarksburg, WV

GSA - Clarksburg serves as a multi-tenanted federal center for various federal tenants within the market area, including the FBI, DEA, SSA, Offices of the U.S. Attorneys, and Small Business Association (SBA). This 100% leased 63,750-square foot build-to-suit facility was constructed in 1999 and serves the five tenant agencies through a single GSA lease.

•	Various GSA - Buffalo, NY

Various GSA - Buffalo, a 267,766-square foot multi-tenanted Class A office building completed in 2004, is primarily occupied by two federal agencies: the Department of Veterans Affairs (VA) and the Internal Revenue Service (IRS). It also houses one of the National Labor Relations Board’s 26 regional offices. The U.S. Government leases 94% of the 100% leased building.

•	Various GSA - Chicago, IL

Various GSA - Chicago, a multi-tenanted office building fully renovated in 1999, is strategically located next to Chicago O’Hare International Airport and serves as the Federal Aviation Administration’s (FAA) Great Lakes Regional Office, which oversees operations in eight states. The U.S. Department of Agriculture (USDA) also maintains a presence within the facility. The 239,331-square foot building is 96% leased.

•	SSA - Charleston, WV

SSA - Charleston, a 110,000-square foot single tenant facility fully renovated in 2000, is occupied by the Office of Hearings Operations (OHO), a part of the Social Security Administration (SSA). The Charleston hearing office services three SSA field offices in Ohio and nine SSA field offices in West Virginia. The 100% leased facility features courtrooms, administrative offices and public service areas.

•	SSA - Dallas, TX

SSA - Dallas is a 27,200-square foot build-to-suit facility 100% leased to the GSA for the beneficial use of the SSA. Built in 2005, this facility integrates state-of-the-art systems to serve as a local field office with superb access from one of Dallas’s busiest thoroughfares.

On October 1, 2018, the lease commenced at the newly re-developed 210,373-square foot Federal Emergency Management Agency (FEMA) facility located in Tracy, California (“FEMA - Tracy”). In October 2017 Easterly acquired the rights to a lease award to re-develop the new FEMA distribution center, one of eight regional distribution centers located throughout the country. The GSA signed a 20-year non-cancelable lease with the Company for the beneficial use of FEMA. The FEMA - Tracy property is a mission critical, industrial building that sits on just over 19 acres of land and includes a blend of office, warehouse, and conditioned space for full-time cold storage.

On October 16, 2018, the Company completed the acquisition of three of the remaining six properties in the previously announced 14-property portfolio acquisition, representing an aggregate of 90,688 square feet, for a combined purchase price of approximately $33 million. The properties include:

•	JUD - Charleston, SC

JUD - Charleston, an historic townhouse with a modern annex that, together with two adjacent federally-owned buildings, constitutes the federal judicial complex in Charleston. The original building dates to 1795 and was fully renovated in 1999 when the annex was constructed. The building, known as the Josiah House, contains three district judge courtrooms and four judges’ chambers. It is physically connected on the second floor to the J. Waties Waring Judicial Center. This 50,888-square foot federal courthouse is 100% leased.

•	DEA - Bakersfield, CA

DEA - Bakersfield is a build-to-suit facility that houses the Bakersfield Resident Office for the DEA’s San Francisco Division. This 9,800-square foot facility houses two holding cells, provides for secure and enclosed first floor parking and offers second story office space with secured rooms for weapons and drug storage. The facility was constructed in 2000 and is 100% leased.

•	VA - Baton Rouge, LA

VA - Baton Rouge, constructed in 2004, serves as a VA outpatient facility for Baton Rouge and the surrounding veteran population. This facility is one of two VA medical treatment facilities in Baton Rouge. Situated close to the largest private medical center in Louisiana, VA - Baton Rouge is 30,000-square feet in size and currently 100% leased to the VA.

On November 9, 2018, the Company completed the acquisition of TREAS - Birmingham, an 83,676-square foot facility that houses part of the Bureau of Fiscal Service (BFS). TREAS - Birmingham is a modern, Class A build-to-suit facility constructed in 2014 and 100% leased to the Treasury through the GSA. This first-generation leased facility features three stories and resides on a nearly four-acre site. The property is leased for an initial 15-year, non-cancelable term that expires in December of 2029.

On November 15, 2018, the Company acquired a modern, Class A laboratory 100% leased to the GSA and occupied by the DEA, located in Upper Marlboro, Maryland (“DEA - Upper Marlboro”). This 50,978-square foot laboratory serves as the DEA’s Mid-Atlantic regional laboratory, one of the DEA’s seven regional and two specialized laboratories located strategically throughout the country. This laboratory provides scientific, technical and administrative support to various law enforcement and intelligence communities. This state-of-the-art, mission critical facility was constructed in 2002 and is still in its initial 20-year lease term, which expires in 2022.

Balance Sheet and Capital Markets Activity

As of December 31, 2018, the Company had total indebtedness of $770.9 million comprised of $134.8 million outstanding on its senior unsecured revolving credit facility, $150.0 million outstanding on its 2018 senior unsecured term loan facility, $100.0 million outstanding on its 2016 senior unsecured term loan facility, $175.0 million of senior unsecured notes, and $211.1 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). At December 31, 2018, Easterly’s outstanding debt had a weighted average maturity of 6.7 years and a weighted average interest rate of 3.7%. As of December 31, 2018, Easterly’s net debt to total enterprise value was 41.1%, and its net debt to annualized quarterly EBITDA ratio was 6.6x, pro forma for a full quarter of operations from the five properties acquired in the fourth quarter of 2018.

On June 18, 2018, the Company amended and restated its $400.0 million senior unsecured credit facility, increasing the total borrowing capacity under the facility by $200.0 million for a total credit facility size of $600.0 million.  The amended and restated facility consists of: (i) a $450.0 million revolving credit facility, and (ii) a $150.0 million 2018 term loan facility.  The revolving credit facility also includes an accordion feature that provides the Company with additional capacity, subject to the satisfaction of customary terms and conditions, of up to $250.0 million.

On June 21, 2018, the Company completed an underwritten public offering of an aggregate of 20,700,000 shares of the Company’s common stock, including 2,700,000 shares sold pursuant to the underwriters’ exercise in full of their option to purchase additional shares.  7,000,000 shares were offered on a forward basis in connection with forward sales agreements entered into with certain financial institutions, acting as forward purchasers. The Company expects to physically settle the forward sales agreements and receive proceeds, subject to certain adjustments, upon one or more such physical settlements no later than June 21, 2019. Upon full physical settlement of the forward sales agreements, the offering is expected to result in approximately $379.0 million of total net proceeds to the Company, including amounts previously received.

On October 3, 2018 the Company amended its 2016 term loan facility to reduce the interest rate margin applicable to borrowings and to extend the maturity date by six months to March 29, 2024.

During the twelve months ended December 31, 2018, the Company issued 1,682,037 million shares of the Company’s common stock at an average price of $20.26 per share through the Company’s ATM program, raising gross proceeds of $34.1 million to maintain balance sheet strength.

Dividend

On February 21, 2018, the Board of Directors of Easterly approved a cash dividend for the fourth quarter of 2018 in the amount of $0.26 per common share. The dividend will be payable March 28, 2019 to shareholders of record on March 14, 2019.

Subsequent Events

On January 31, 2019, the Company completed the acquisition of the final three properties in the 14-property portfolio acquisition. The three properties represent an aggregate of 355,426 square feet and were acquired for a combined purchase price of $153 million. The three properties include:

•	DEA - Sterling, VA

DEA - Sterling serves as a special testing and research laboratory to assist the Drug Enforcement Administration (DEA) in performing mission critical forensic analyses. The 49,692-square foot facility was built-to-suit in 2001 and includes evidence rooms, computer labs, cryptography and various other specialized laboratories. The facility is 100% leased through 2020.

•	FDA - College Park, MD

FDA - College Park houses a laboratory for the Food and Drug Administration’s (FDA) Center for Food Safety and Applied Nutrition (CFSAN), one of the FDA’s seven product-oriented centers.  The 80,677-square foot office and laboratory was built-to-suit in 2004 and is 100% leased through 2029. The facility is part of the University of Maryland’s Research Park and is located two blocks from CFSAN headquarters in the Harvey W. Wiley Building, forming a campus which links university researchers, students and staff with federal laboratories and private sector companies.

•	Various GSA - Portland, OR

Various GSA - Portland, a Class A trophy multi-tenanted asset, was built in 2002 and is strategically located within Portland’s Central City Plan District along the MAX light rail system. The 225,057-square foot facility is occupied by tenants such as the U.S. Department of Agriculture (USDA), U.S. Army Corp of Engineers (ACOE), Federal Bureau of Investigation (FBI) and the Bureau of Alcohol, Tobacco, Firearms and Explosives (ATF).

Outlook for the 12 Months Ending December 31, 2019

The Company is reiterating its guidance for 2019 FFO per share on a fully diluted basis in a range of $1.16 - $1.20.

	Low	High
Net income (loss) per share – fully diluted basis	$0.06	0.10
Plus: real estate depreciation and amortization	$1.10	1.10
FFO per share – fully diluted basis	$1.16	1.20

This guidance assumes $200 million of acquisitions, not including the Q1 2019 closings of the final three properties in the 14-property portfolio, and $75 - $100 million of gross development-related investment during 2019. Additionally, this guidance includes two factors which, in combination, diminish the Company’s expected results, relative to the Company’s 2018 performance, by approximately $0.045 per share on a fully diluted basis.  First, positive non-cash adjustments to rental income from the amortization of above and below market leases, are expected to decline by approximately $2.5 million in 2019.  Second, the Company’s weighted average shares on a fully diluted basis in 2019 will include approximately 1 million units that are the result of long-term incentive plan grants that were made at the time of IPO.  Pro forma for these two factors, the midpoint of the Company’s 2019 guidance represents year-over-year FFO per share on a fully diluted basis growth of approximately 4.5%.

The Company’s guidance for 2019 FFO per share on a fully diluted basis represents expected FFO, as Adjusted per share on a fully diluted basis growth of approximately 6% to 11%.  This is due, in part, to an anticipated year-over-year change in straight-line rent and above and below market lease amortization adjustments of approximately $4.5 million.

This guidance is forward-looking and reflects management's view of current and future market conditions. The Company's actual results may differ materially from this guidance.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current NAREIT definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items and nonrecurring expenditures. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined by NAREIT as net income (loss), calculated in accordance with GAAP, excluding gains or losses from sales of property and impairment losses on depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts FFO to present an alternative measure of our operating performance, which, when applicable, excludes the impact of acquisition costs, straight-line rent, above-/below-market leases, non-cash interest expense, non-cash compensation and other non-cash items. By excluding these income and expense items from FFO, as Adjusted, the Company believes it provides useful information as these items have no cash impact. In addition, by excluding acquisition related costs the Company believes FFO, as Adjusted provides useful information that is comparable across periods and more accurately reflects the operating performance of the Company’s properties.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all shares of restricted stock units, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

Conference Call Information

The Company will host a webcast and conference call at 10:00 a.m. Eastern Standard time on February 28, 2019 to review the fourth quarter and year end 2018 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of the Company’s website.  A replay of the conference call will be available through March 14, 2019 by dialing 844-512-2921 (domestic) and 1-412-317-6671 (international) and entering the passcode 13686896.  Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and FFO per share on a fully diluted basis.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; the risk of decreased rental rates or increased vacancy rates; loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2018, to be filed with the Securities and Exchange Commission on or about February 28, 2019.  In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	December 31, 2018	December 31, 2017
Assets
Real estate properties, net	$1,626,617	$1,230,162
Cash and cash equivalents	6,854	12,682
Restricted cash	4,251	3,519
Deposits on acquisitions	7,070	750
Rents receivable	21,140	12,751
Accounts receivable	11,690	9,347
Deferred financing, net	2,459	945
Intangible assets, net	165,668	143,063
Interest rate swaps	4,563	4,031
Prepaid expenses and other assets	11,238	8,088
Total assets	$1,861,550	$1,425,338

Liabilities
Revolving credit facility	134,750	99,750
Term loan facilities, net	248,238	99,202
Notes payable, net	173,778	173,692
Mortgage notes payable, net	209,589	203,250
Intangible liabilities, net	30,835	38,569
Interest rate swaps	1,797	-
Accounts payable and accrued liabilities	37,310	19,786
Total liabilities	836,297	634,249

Equity
Common stock, par value $0.01, 200,000,000 shares authorized,
60,849,206 and 44,787,040 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively.	608	448
Additional paid-in capital	1,017,415	740,546
Retained earnings	12,831	7,127
Cumulative dividends	(139,103)	(83,718)
Accumulated other comprehensive income	2,412	3,403
Total stockholders' equity	894,163	667,806
Non-controlling interest in Operating Partnership	131,090	123,283
Total equity	1,025,253	791,089
Total liabilities and equity	$1,861,550	$1,425,338

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Revenues
Rental income	$42,414	$32,402	$142,381	$116,002
Tenant reimbursements	5,320	3,773	16,978	13,929
Other income	474	150	1,232	742
Total revenues	48,208	36,325	160,591	130,673

Expenses
Property operating	9,349	6,003	30,912	24,907
Real estate taxes	5,538	4,564	17,311	13,730
Depreciation and amortization	21,072	14,782	66,403	54,873
Acquisition costs	556	299	1,579	1,493
Corporate general and administrative	4,128	3,394	14,824	12,900
Total expenses	40,643	29,042	131,029	107,903

Other expenses
Interest expense, net	(6,922)	(5,445)	(22,903)	(17,071)
Loss on the sale of operating property	-	(310)	-	(310)
Net income	643	1,528	6,659	5,389

Non-controlling interest in Operating Partnership	(53)	(241)	(955)	(941)
Net income available to Easterly Government
Properties, Inc.	$590	$1,287	$5,704	$4,448

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.01	$0.03	$0.09	$0.11
Diluted	$0.01	$0.03	$0.08	$0.10

Weighted-average common shares outstanding:
Basic	60,810,173	44,085,339	53,511,137	39,607,740
Diluted	61,846,131	46,089,594	54,931,380	41,563,540

Net income, per share - fully diluted basis	$0.01	$0.03	$0.11	$0.11

Weighted average common shares outstanding -
fully diluted basis	69,654,783	52,362,459	62,499,743	48,009,544

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net income	$643	$1,528	$6,659	$5,389
Depreciation and amortization	21,072	14,782	66,403	54,873
Interest expense	6,922	5,445	22,903	17,071
EBITDA	$28,637	$21,755	$95,965	$77,333

Pro forma adjustments(1)	368
Pro forma EBITDA	$29,005

Net income	$643	$1,528	$6,659	$5,389
Depreciation and amortization	21,072	14,782	66,403	54,873
Loss on the sale of operating property	-	310	-	310
Funds From Operations (FFO)	$21,715	$16,620	$73,062	$60,572
Adjustments to FFO:
Acquisition costs	556	299	1,579	1,493
Straight-line rent and other non-cash adjustments	(1,384)	(1,402)	(5,640)	(2,778)
Above-/below-market leases	(1,856)	(2,234)	(8,593)	(8,517)
Non-cash interest expense	321	312	1,197	1,096
Non-cash compensation	732	748	3,039	2,963
Funds From Operations, as Adjusted	$20,084	$14,343	$64,644	$54,829

FFO, per share - fully diluted basis	$0.31	$0.32	$1.17	$1.26
FFO, as Adjusted, per share - fully diluted basis	$0.29	$0.27	$1.03	$1.14

Funds From Operations, as Adjusted	$20,084	$14,343	$64,644	$54,829
Acquisition costs	(556)	(299)	(1,579)	(1,493)
Principal amortization	(826)	(756)	(3,189)	(2,977)
Maintenance capital expenditures	(952)	(773)	(3,304)	(3,450)
Contractual tenant improvements	(447)	(355)	(1,678)	(690)
Cash Available for Distribution (CAD)	$17,303	$12,160	$54,894	$46,219

Weighted average common shares outstanding -
fully diluted basis	69,654,783	52,362,459	62,499,743	48,009,544

1 Pro-forma assuming a full quarter of operations from the five properties acquired in the fourth quarter of 2018